Exhibit 99.1

First Industrial Realty Trust, Inc.

311 South Wacker Drive

Suite 3900

Chicago, IL 60606

312/344-4300

FAX: 312/922-9851

MEDIA RELEASE

FIRST INDUSTRIAL REALTY TRUST REPORTS

THIRD QUARTER 2013 RESULTS

•	Occupancy of 91.2%, Up 270 Basis Points from 3Q12

•	Same Store NOI Grew 2.1%

•	Closed on Expanded $625 Million Unsecured Credit Facility

•	Commenced Two Developments Totaling 600,000 Square Feet in Southern California

•	Invested $28.3 Million in a 627,000 Square-Foot 100% Leased Distribution Center in the Chicago Market in the Fourth Quarter

•	Retired All $50 Million of 7.25% Series K Cumulative Redeemable Preferred Stock

•	Paid Off $14.8 Million of Debt; Retired $32.0 Million of Mortgages in 4Q13

•	Hosting Investor Day Tuesday, November 12th in Southern California

CHICAGO, October 24, 2013 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading owner, operator and developer of industrial real estate, today announced results for third quarter 2013. Diluted net income available to common stockholders per share (EPS) was $0.05 in the third quarter, compared to $0.04 a year ago.

First Industrial’s third quarter FFO was $0.26 per share/unit on a diluted basis, compared to $0.30 per share/unit a year ago. Third quarter 2013 results included a total of $0.02 per share/unit loss related to the retirement of the 7.25% Series K Cumulative Redeemable Preferred Stock and loss on early retirement of debt.

“The industrial market continues to exhibit positive net absorption of space, and new construction remains limited relative to historical levels,” said Bruce W. Duncan, First Industrial’s president and CEO. “Tenants and prospects are actively seeking space for growth and efficiency gains, and we are positioned to serve their needs and increase our portfolio occupancy and cash flow.”

Portfolio Performance – Third Quarter 2013

•	In-service occupancy was 91.2% at the end of the quarter, compared to 91.2% at the end of the second quarter of 2013, and 88.5% at the end of the third quarter of 2012.

•	Retained tenants in 70.8% of square footage up for renewal.

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•	Same property cash basis net operating income (NOI) increased 2.1%. Including lease termination fees, same property NOI increased 2.5%.

•	Rental rates decreased 4.0% on a cash basis and increased 1.0% on a GAAP basis; leasing costs were $2.40 per square foot.

Capital Market Activities and Financial Position

In the third quarter, the Company:

•	Closed on a new $625 million unsecured credit facility, maturing on September 29, 2017 with a one-year extension option and an initial interest rate of LIBOR plus 145 basis points.

•	Redeemed all $50 million of the 7.25% Series K Cumulative Redeemable Preferred Stock.

•	Prepaid $14.0 million of mortgage loans at a weighted average interest rate of 7.5%.

•	Repurchased $0.4 million of the 7.6% 2028 Notes and $0.4 million of the 5.95% 2017 Notes at an average yield to maturity of 5.3%.

In the fourth quarter to date, the Company:

•	Retired $32.0 million of mortgages at a weighted average interest rate of 6.5%.

“We enhanced our financial flexibility through our expanded line of credit, and made further progress in paying down higher cost debt and preferred obligations,” said Scott Musil, chief financial officer. “Our strengthened balance sheet has capacity to support new investment, and we have further opportunities to reduce our capital costs to contribute to our overall cash flow growth.”

Investment and Disposition Activities

In the third quarter, the Company:

•	Started development of the 555,670 square-foot First 36 Logistics Center @ Moreno Valley in the Inland Empire in Southern California with an estimated total investment of $31.6 million. Also commenced development of First Figueroa Logistics Center, a 43,485 square-foot facility in the South Bay submarket of Los Angeles with an estimated total investment of $8.8 million.

•	Completed the sale of six industrial properties totaling 0.4 million square feet and two land parcels for a total of $16.2 million.

In the fourth quarter to date, the Company:

•	Added a 626,784 square-foot 100% leased distribution center in Chicago in the Southeast Wisconsin submarket for $28.3 million.

•	Completed the sale of one land parcel for $1.6 million.

Outlook for 2013

Mr. Duncan stated, “Industrial fundamentals and continuing growth in the overall U.S. economy support further net absorption of space. We can deliver improved cash flow by increasing our occupancy as we win new business and serve our customers’ expansion needs.”

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	Low End of	High End of
	Guidance for 2013	Guidance for 2013
	(Per share/unit)	(Per share/unit)
Net Income Available to Common Stockholders	0.03	0.09
Add: Real Estate Depreciation/Amortization	1.03	1.03
Impairment of Depreciated Real Estate YTD through 3Q13	0.02	0.02
Less: Non-NAREIT Compliant Gain YTD through 3Q13	(0.14)	(0.14)

FFO (NAREIT Definition)	$0.94	$1.00

Add: Loss from Retirement of Debt Completed YTD through October 24, 2013	0.06	0.06
Loss from Redemption of Series J and Series K Preferred Shares	0.05	0.05

FFO Before Loss from Retirement of Debt and Redemption of Series J and Series K Preferred Shares	$1.05	$1.11

The following assumptions were used:

•	Average quarter-end in-service occupancy of 90.5% to 91.5%, a narrowing of the range reducing the midpoint by 0.25%.

•	Same-store NOI of positive 1.5% to 3% for the full year.

•	JV FFO of approximately $0.5 million.

•	General and administrative expense of approximately $21.5 million to $22.5 million.

•	Guidance reflects the impact of the redemptions of both the Series J and Series K Cumulative Redeemable Preferred Stock.

•	Guidance reflects the impact of the unsecured notes and secured debt retired year to date through October 24, 2013.

•	Guidance includes the incremental costs related to the Company’s four developments in process. In total, the Company expects to capitalize $0.03 per share of interest related to these projects in 2013.

•	Guidance includes the impact of the 100% leased Chicago acquisition completed in the fourth quarter.

•	Guidance does not include the impact of:

•	any other future debt repurchases prior to maturity or future debt issuances,

•	any other future property sales or investments,

•	any potential lease-up of the completed First Bandini Logistics Center, First Logistics Center @ I-83 development in process, or the vacant Chicago acquisition completed in the second quarter of 2013,

•	any future impairment gains or losses,

•	any future NAREIT-compliant gains, or

•	issuance of additional equity, which the Company may elect to do, depending on market conditions.

A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economies of North America, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

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Investor Day – November 12, 2013 – Southern California

First Industrial reminds the investment community that it will host “Investor Day” in Los Angeles on Tuesday, November 12, 2013. The event will begin at 10:00 a.m. Pacific Time with a 2-hour presentation and question and answer session, to be followed by a property tour featuring the Company’s recent developments and some of its existing portfolio in Southern California. For additional information regarding the event, contact Art Harmon at aharmon@firstindustrial.com or (312) 344-4320.

FFO Definition

First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, excluding impairments from previously depreciated assets, and after adjustments for unconsolidated partnerships and joint ventures.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own, manage and have under development approximately 66.8 million square feet of industrial space as of September 30, 2013. For more information, please visit us at www.firstindustrial.com

Forward-Looking Information

This press release and the presentation to which it refers may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “plan,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “should” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties; the availability and attractiveness of terms of additional debt repurchases; interest rates; our credit agency ratings; our ability to comply with applicable financial covenants; competition; changes in supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas; difficulties in consummating acquisitions and dispositions; risks related to our investments in properties through joint ventures; environmental liabilities; slippages in development or lease-up schedules; tenant

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creditworthiness; higher-than-expected costs; changes in asset valuations and related impairment charges; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; international business risks; and those additional factors described under the heading “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2012 and in the Company’s subsequent Exchange Act reports. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.

A schedule of selected financial information is attached.

First Industrial will host its quarterly conference call on Friday, October 25, 2013 at 11:00 a.m. EDT (10:00 a.m. CDT). The conference call may be accessed by dialing (888) 823-7459, passcode “First Industrial”. The conference call will also be webcast live on the Investor Relations page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s third quarter supplemental information can be viewed at www.firstindustrial.com under the “Investor Relations” tab.

Contact:	Art Harmon

Senior Director, Investor Relations and Corporate Communications

312-344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/unit data)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Statement of Operations and Other Data:
Total Revenues	$83,410	$78,610	$250,466	$239,015

Property Expenses	(26,769)	(24,423)	(81,941)	(75,724)
General & Administrative	(5,137)	(4,843)	(17,001)	(16,414)
Impairment of Real Estate	(1,047)	—	(2,476)	257
Depreciation of Corporate FF&E	(137)	(258)	(509)	(836)
Depreciation and Other Amortization of Real Estate	(28,467)	(28,294)	(84,282)	(88,302)

Total Expenses	(61,557)	(57,818)	(186,209)	(181,019)

Interest Income	591	656	1,754	2,261
Interest Expense	(17,997)	(20,127)	(55,391)	(63,992)
Amortization of Deferred Financing Costs	(781)	(868)	(2,468)	(2,593)
Mark-to-Market (Loss) Gain on Interest Rate Protection Agreements	—	(29)	52	(334)
Loss from Retirement of Debt	(662)	(424)	(6,248)	(6,646)

Income (Loss) from Continuing Operations Before Equity in Income of Joint Ventures, Gain on Change in Control of Interests and Income Tax (Provision) Benefit	3,004	—	1,956	(13,308)

Equity in Income of Joint Ventures (a)	72	28	119	156
Gain on Change in Control of Interests	—	—	—	776
Income Tax (Provision) Benefit	(63)	5	(4)	(5,258)

Income (Loss) from Continuing Operations	3,013	33	2,071	(17,634)

Discontinued Operations:
Income Attributable to Discontinued Operations	216	966	728	1,737
Gain on Sale of Real Estate	5,243	4,420	15,650	12,005

Income from Discontinued Operations	5,459	5,386	16,378	13,742

Income (Loss) Before Gain on Sale of Real Estate	8,472	5,419	18,449	(3,892)

Gain on Sale of Real Estate	291	3,777	553	3,777

Net Income (Loss)	8,763	9,196	19,002	(115)

Net (Income) Loss Attributable to the Noncontrolling Interest	(219)	(277)	(244)	768

Net Income Attributable to First Industrial Realty Trust, Inc.	8,544	8,919	18,758	653

Preferred Dividends	(1,392)	(4,725)	(7,506)	(14,285)
Redemption of Preferred Stock	(2,121)	—	(5,667)	—

Net Income (Loss) Available to First Industrial Realty Trust, Inc.‘s Common Stockholders and Participating Securities	$5,031	$4,194	$5,585	$(13,632)

RECONCILIATION OF NET INCOME (LOSS) AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.‘S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)

Net Income (Loss) Available to First Industrial Realty Trust, Inc.‘s Common Stockholders and Participating Securities	$5,031	$4,194	$5,585	$(13,632)

Depreciation and Other Amortization of Real Estate	28,467	28,294	84,282	88,302
Depreciation and Other Amortization of Real Estate Included in Discontinued Operations	59	1,010	816	3,927
Impairment of Depreciated Real Estate	1,047	—	2,476	(257)
Impairment of Depreciated Real Estate Included in Discontinued Operations	—	—	176	1,503
Noncontrolling Interest	219	277	244	(768)
Equity in Dep/Other Amortization of Joint Ventures (a)	114	83	224	255
Gain on Change in Control of Interests	—	—	—	(776)
Non-NAREIT Compliant Gain (b)	(5,243)	(4,420)	(15,650)	(12,005)
Non-NAREIT Compliant Gain from Joint Ventures (a) (b)	(111)	—	(111)	(57)

Funds From Operations (NAREIT) (“FFO”) (b)	$29,583	$29,438	$78,042	$66,492

Loss from Retirement of Debt	662	424	6,248	6,646
Restricted Stock/Unit Amortization	1,769	1,309	4,436	3,707
Amortization of Debt Discounts / (Premiums) and Hedge Costs	998	930	2,928	2,729
Amortization of Deferred Financing Costs	781	868	2,468	2,593
Depreciation of Corporate FF&E	137	258	509	836
Redemption of Preferred Stock	2,121	—	5,667	—
Mark-to-Market Loss (Gain) on Interest Rate Protection Agreements	—	29	(52)	334
NAREIT Compliant Economic Gain (b)	(291)	(3,777)	(553)	(3,777)
Non-Incremental Capital Expenditures	(13,163)	(10,322)	(36,725)	(33,850)
Capitalized Interest and Overhead	(1,122)	(825)	(3,233)	(1,300)
Straight-Line Rent and Amortization of Above (Below) Market Leases	(1,054)	(974)	(3,759)	(3,075)

Adjusted Funds From Operations (“AFFO”) (b)	$20,421	$17,358	$55,976	$41,335

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/unit data)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
RECONCILIATION OF NET INCOME (LOSS) AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.‘S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO EBITDA (b) AND NOI (b)

Net Income (Loss) Available to First Industrial Realty Trust, Inc.‘s Common Stockholders and Participating Securities	$5,031	$4,194	$5,585	$(13,632)
Interest Expense	17,997	20,127	55,391	63,992
Depreciation and Other Amortization of Real Estate	28,467	28,294	84,282	88,302
Depreciation and Other Amortization of Real Estate Included in Discontinued Operations	59	1,010	816	3,927
Impairment of Depreciated Real Estate	1,047	—	2,476	(257)
Impairment of Depreciated Real Estate Included in Discontinued Operations	—	—	176	1,503
Preferred Dividends	1,392	4,725	7,506	14,285
Redemption of Preferred Stock	2,121	—	5,667	—
Income Tax Provision (Benefit)	63	(5)	4	5,258
Noncontrolling Interest	219	277	244	(768)
Loss from Retirement of Debt	662	424	6,248	6,646
Amortization of Deferred Financing Costs	781	868	2,468	2,593
Depreciation of Corporate FF&E	137	258	509	836
Equity in Dep/Other Amortization of Joint Ventures (a)	114	83	224	255
Gain on Change in Control of Interests	—	—	—	(776)
NAREIT Compliant Economic Gain (b)	(291)	(3,777)	(553)	(3,777)
Non-NAREIT Compliant Gain (b)	(5,243)	(4,420)	(15,650)	(12,005)
Non-NAREIT Compliant Gain from Joint Ventures (a) (b)	(111)	—	(111)	(57)

EBITDA (b)	$52,445	$52,058	$155,282	$156,325

General and Administrative	5,137	4,843	17,001	16,414
Mark-to-Market Loss (Gain) on Interest Rate Protection Agreements	—	29	(52)	334
FFO of Joint Ventures (b)	(134)	(406)	(412)	(793)

Net Operating Income (“NOI”) (b)	$57,448	$56,524	$171,819	$172,280

RECONCILIATION OF GAIN ON SALE OF REAL ESTATE TO NAREIT COMPLIANT ECONOMIC GAIN (b)
Gain on Sale of Real Estate	$291	$3,777	$553	$3,777
Gain on Sale of Real Estate included in Discontinued Operations	5,243	4,420	15,650	12,005
Non-NAREIT Compliant Gain (b)	(5,243)	(4,420)	(15,650)	(12,005)

NAREIT Compliant Economic Gain (b)	$291	$3,777	$553	$3,777

Weighted Avg. Number of Shares/Units Outstanding - Basic/Diluted (c)	114,089	98,432	110,823	94,464
Weighted Avg. Number of Shares Outstanding - Basic/Diluted (c)	109,474	93,488	106,154	89,363

Per Share/Unit Data:
FFO (NAREIT)	$29,583	$29,438	$78,042	$66,492
Less: Allocation to Participating Securities	(127)	—	(323)	—

FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$29,456	$29,438	$77,719	$66,492
Basic/Diluted Per Share/Unit (c)	$0.26	$0.30	$0.70	$0.70

Income (Loss) from Continuing Operations, including Gain on Sale of Real Estate	$3,304	$3,810	$2,624	$(13,857)
Add: Noncontrolling Interest Allocable to Continuing Operations and Gain on Sale of Real Estate	1	(9)	444	1,505
Less: Preferred Dividends	(1,392)	(4,725)	(7,506)	(14,285)
Less: Redemption of Preferred Stock	(2,121)	—	(5,667)	—

Loss from Continuing Operations Available to First Industrial Realty Trust, Inc.‘s Common Stockholders	$(208)	$(924)	$(10,105)	$(26,637)
Basic/Diluted Per Share (c)	$(0.00)	$(0.01)	$(0.10)	$(0.30)

Net Income (Loss) Available	$5,031	$4,194	$5,585	$(13,632)
Less: Allocation to Participating Securities	(42)	(33)	(120)	—

Net Income (Loss) Available to First Industrial Realty Trust, Inc.‘s Common Stockholders	$4,989	$4,161	$5,465	$(13,632)
Basic/Diluted Per Share (c)	$0.05	$0.04	$0.05	$(0.15)
Common Dividends/Distributions	$0.085	N/A	$0.255	N/A

Balance Sheet Data (end of period):
Gross Real Estate Investment	$3,157,804	$3,108,602
Real Estate and Other Assets Held For Sale, Net	2,291	6,492
Total Assets	2,611,115	2,611,483
Debt	1,329,526	1,296,853
Total Liabilities	1,453,657	1,411,613
Total Equity	$1,157,458	$1,199,870

a) Represents the Company’s pro rata share of net income (loss), depreciation and amortization on real estate and non-NAREIT compliant gain (loss), if applicable.

b) Investors in, and analysts following, the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), EBITDA and adjusted funds from operations (“AFFO”), variously defined below, as supplemental performance measures. While the Company believes net income (loss) available to First Industrial Realty Trust, Inc.‘s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO to be equal to net income (loss) available to First Industrial Realty Trust, Inc.‘s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus or minus impairment of depreciated real estate, minus or plus non-NAREIT compliant gain (loss). Non-NAREIT compliant gain (loss) results from the sale of previously depreciated properties and NAREIT compliant economic gain (loss) results from the sale of properties not previously depreciated.

NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

EBITDA is defined as NOI plus the equity in FFO of the Company’s joint ventures, which are accounted for under the equity method of accounting, plus or minus mark-to-market gain or loss on interest rate protection agreements, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations.

AFFO is defined as EBITDA minus GAAP interest expense, minus capitalized interest and overhead, plus amortization of debt discounts / (premiums) and hedge costs, minus preferred stock dividends, minus straight-line rental income and amortization of above (below) market leases, minus provision for income taxes or plus benefit for income taxes, minus or plus mark-to-market gain or loss on interest rate protection agreements, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and AFFO should not be considered as substitutes for net income (loss) available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and AFFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, the Company considers cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of its operating performance. Same store properties, for the period beginning January 1, 2013, include all properties owned prior to January 1, 2012 and held as an operating property through the end of the current reporting period, and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2012 (the “Same Store Pool”). The Company defines SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent. For the quarters ended September 30, 2013 and September 30, 2012, NOI was $57,448 and $56,524, respectively; NOI of properties not in the Same Store Pool was $663 and $1,045, respectively; the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent was $459 and $549, respectively. The Company excludes straight-line rent, amortization of lease inducements and above/below market rent in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income (loss) as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.

c) In accordance with GAAP, the diluted weighted average number of shares/units outstanding and the diluted weighted average number of shares outstanding are the same as the basic weighted average number of shares/units outstanding and the basic weighted average number of shares outstanding, respectively, for periods in which continuing operations is a loss, as the dilutive effect of awards that have forfeitable rights to dividends or dividend equivalents (restricted units and LTIP Unit Awards) would be antidilutive to the loss from continuing operations per share. The Company has conformed with the GAAP computation of diluted common shares in calculating per share amounts for items included on the Statement of Operations, including FFO and AFFO.

GAAP requires unvested equity based compensation awards that have nonforfeitable rights to dividends or dividend equivalents (restricted stock) (“participating securities”) to be included in the two class method of the computation of EPS. Under the two class method, participating security holders are allocated income, in proportion to total weighted average shares outstanding, based upon the greater of net income (after reduction for preferred dividends) or common dividends declared. Since participating security holders are not obligated to share in losses and no dividends were declared during the nine months ended September 30, 2012, there was no allocation of income to participating security holders. The Company conforms the calculation of FFO and AFFO with the calculation of EPS during periods in which common dividends are declared.